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                                                                    EXHIBIT 99.2



I, David C. Wajsgras, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Lear Corporation, and except as corrected or supplemented in a subsequent covered report:

         - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         - the 2001 Lear Corporation Annual Report on Form 10-K filed with the Commission.

         - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Lear Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

         -  any amendments to any of the foregoing.

/s/  David C. Wajsgras                          Subscribed and sworn to
David C. Wajsgras                               before me this 9th day of
August 9, 2002                                  August, 2002.

                                                Carolyn L. Upton
                                                Notary Public

                                                My Commission Expires:

                                                August 12, 2004